UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2010

DTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road

Calabasas, CA

(Address of principal executive offices, with zip code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of DTS, Inc. (the “Company”) established a cash incentive plan for fiscal 2010 (the “Plan”) for certain executive officers of the Company.  The Company’s principal executive officer, principal financial officer and the other currently employed named executive officers are eligible to participate in the Plan.

The potential cash awards for the named executive officers under the Plan will be based upon a combination of the Company’s 2010 revenue and operating income performance relative to 2010 revenue and operating income targets set by the Committee and the Committee’s assessment of each officer’s achievement of individual performance objectives set by the Committee.  However, if the Company does not achieve the threshold levels of revenue and operating income set by the Committee, awards will not be made under the Plan regardless of an officer’s achievement of his or her individual performance objectives, absent an exercise of discretion of the Committee.

Each officer’s award payout will be determined by multiplying the officer’s target cash payout amount (which is the product of the officer’s 2010 base salary and the officer’s target cash payout percentage) by (i) a corporate performance multiplier and (ii) an individual performance multiplier.  The corporate performance multiplier will be determined in accordance with a performance payout matrix that assigns a value ranging from 50%, if the Company achieves revenue and operating income levels of at least 90% of each of the targeted revenue and operating income amounts, to 125%, if the Company achieves revenue and operating income levels of 110% or greater of each of the targeted revenue and operating income amounts.  Each officer’s individual performance multiplier may range from zero to 1.5, as determined by the Committee after year-end.

Each named executive officer’s target cash payout and maximum cash payout under the Plan (expressed as a percentage of the officer’s 2010 base salary) are set forth in the table below.  Depending on the Company’s performance and the individual’s performance in 2010, an actual cash award amount under the Plan may be more or less than the target cash payout, but not more than the maximum cash payout indicated below.

Name	Title	Base Salary(1)	Target Cash Payout (% of Base Salary)	Maximum Cash Payout (% of Base Salary)

Jon E. Kirchner	Chairman and Chief Executive Officer	$457,500	100%	187.5%

Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	$291,500	55%	103.1%

Blake A. Welcher	Executive Vice President, Legal and General Counsel	$276,000	55%	103.1%

Brian D. Towne	Executive Vice President and General Manager	$297,000	60%	112.5%

Patrick J. Watson	Senior Vice President, Strategy and Business Development	$255,000	50%	93.75%

(1)                The base salaries set forth in this column will be effective as of March 22, 2010. For purposes of the Plan, the target and maximum cash payout amounts will be determined based on a pro rata blend of the base salary in effect for each officer prior to March 22, 2010 and the adjusted base salary set forth in this column.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: March 11, 2010	By:	/s/ Melvin Flanigan

Melvin Flanigan
Executive Vice President, Finance and Chief Financial Officer
(principal financial and accounting officer)